Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Second Quarter 2017 Results

Second Quarter Net Income Attributable to Common Shareholders of $0.07 Per Share

Second Quarter Normalized FFO of $0.44 Per Share

Newton, MA (August 3, 2017):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter and six months ended June 30, 2017.

“In the second quarter, we focused on investing in our existing portfolio and managing our balance sheet,” said David Hegarty, President and Chief Operating Officer.  “During the quarter ended June 30, 2017, we remained disciplined with our deployment of capital by investing approximately $25 million in our managed and triple net leased senior living communities. Since the quarter ended, we closed on the purchase of one medical office building for approximately $16.4 million and we entered a contract to purchase another MOB for approximately $16.7 million. During the quarter, we prepaid approximately $300 million of high interest debt and subsequent to the end of the quarter, we amended our $1 billion revolving credit facility, which reduced the interest rate and extended the maturity to 2022 as well as amended our $200 million unsecured term loan that matures in 2022 to reduce the interest rate.”

Results for the Quarter Ended June 30, 2017:

Net income attributable to common shareholders was $16.0 million, or $0.07 per diluted share, for the quarter ended June 30, 2017, compared to $39.2 million, or $0.17 per diluted share, for the quarter ended June 30, 2016. This decrease in net income attributable to common shareholders is primarily the result of an increase in general and administrative expenses as a result of $10.8 million of estimated business management incentive fees due to SNH's outperformance of the SNL U.S. REIT Healthcare index for the applicable measurement period and a loss on early extinguishment of debt of $7.4 million recognized for the quarter ended June 30, 2017. Normalized funds from operations, or Normalized FFO, were $103.6 million and $111.7 million, respectively, or $0.44 and $0.47 per diluted share, respectively, for the quarters ended June 30, 2017 and June 30, 2016.

Cash basis net operating income, or Cash Basis NOI, was $157.3 million for the quarter ended June 30, 2017, compared to $157.6 million for the quarter ended June 30, 2016, which represents a decrease of 0.2%. This decrease is primarily the result of increased property operating expenses at SNH's comparable properties, partially offset by NOI from acquisitions since April 1, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended June 30, 2017 and 2016 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters ended June 30, 2017 and 2016 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended June 30, 2017 and 2016 appear later in this press release.

Results for the Six Months Ended June 30, 2017:

Net income attributable to common shareholders was $48.2 million, or $0.20 per diluted share, for the six months ended June 30, 2017, compared to $70.5 million, or $0.30 per diluted share, for the six months ended June 30, 2016. This decrease in net income attributable to common shareholders is primarily the result of increases in general and administrative expenses and interest expense and a loss on early extinguishment of debt recognized for the six months ended June 30, 2017, partially offset by income from acquisitions since January 1, 2016 and lower asset impairment charges. Normalized FFO were $212.0 million and $222.0 million, respectively, or $0.89 and $0.94 per diluted share, respectively, for the six months ended June 30, 2017 and June 30, 2016.

Cash Basis NOI was $315.8 million for the six months ended June 30, 2017, compared to $312.0 million for the six months ended June 30, 2016, which represents an increase of 1.2%. This increase is primarily the result of NOI from acquisitions since January 1, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with GAAP to FFO and Normalized FFO for the six months ended June 30, 2017 and 2016 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to NOI and Cash Basis NOI for the six months ended June 30, 2017 and 2016 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the six months ended June 30, 2017 and 2016 appear later in this press release.

Portfolio Operating Results:

For the quarter ended June 30, 2017, 41.5% of SNH’s NOI came from 236 triple net leased senior living communities with 26,220 living units. Occupancy at triple net leased senior living communities and same property triple net leased senior living communities decreased to 84.6% for the most recently available 12 month period, compared to 85.4% for the comparable period last year(1). Same property Cash Basis NOI and same property NOI from triple net leased senior living communities increased by $1.1 million and $0.7 million, respectively, for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016.

For the quarter ended June 30, 2017, 41.4% of SNH’s NOI came from 120 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.6 million leasable square feet.  As of June 30, 2017, 96.5% of SNH’s MOB square feet were leased compared to 95.9% as of June 30, 2016. Same property occupancy at SNH’s MOBs was unchanged at 96.3% as of each of June 30, 2017 and June 30, 2016. SNH's MOB same property Cash Basis NOI and same property NOI decreased by $0.1 million and $1.2 million, respectively, for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016.

For the quarter ended June 30, 2017, 14.3% of SNH's NOI came from 68 managed senior living communities with 8,806 living units. Occupancy at managed senior living communities was 85.7% for the quarter ended June 30, 2017, compared to 87.1% for the quarter ended June 30, 2016. Same property occupancy at managed senior living communities owned and managed by the same operator continuously since April 1, 2016 was 86.0% for the quarter ended June 30, 2017, compared to 86.9% for the quarter ended June 30, 2016. Same property average monthly rates increased by 1.3% to $4,328 for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016. Same property Cash Basis NOI and same property NOI from managed senior living communities each decreased by $2.0 million for the quarter ended June 30, 2017 compared to the quarter ended June 30, 2016.

For the quarter ended June 30, 2017, consolidated same property Cash Basis NOI decreased to $151.7 million compared to $152.7 million for the quarter ended June 30, 2016, and consolidated same property NOI decreased to $156.4 million compared to $158.8 million for the quarter ended June 30, 2016.

Financing Activities:

In August 2017, SNH amended the agreement governing its $1.0 billion revolving credit facility. As a result of the amendment, the interest rate payable on borrowings under the facility was reduced from LIBOR plus a premium of 130 basis points per annum (as of June 30, 2017) to LIBOR plus a premium of 120 basis points per annum, and the facility fee was reduced from 30 basis points per annum (as of June 30, 2017) to 25 basis points per annum on the total amount of lending commitments under the facility. The interest rate premium and facility fee are each subject to adjustment based upon changes to SNH’s credit ratings. Also as a result of the amendment, the stated maturity date of the facility was extended from January 15, 2018 to January 15, 2022, and subject to the payment of an extension fee and meeting other conditions, SNH has the right to extend the maturity date of the facility for an additional year. The amended facility also includes a feature pursuant to which, in certain circumstances, maximum borrowings under the facility may be increased to up to $2.0 billion.

Also in August 2017, SNH amended the agreement governing its $200.0 million unsecured term loan. As a result of the amendment, the interest rate payable on borrowings under the term loan was reduced from LIBOR plus a premium of 180 basis points per annum (as of June 30, 2017) to LIBOR plus a premium of 135 basis points per annum.

_________________________________________________________________________________________________________________________________
(1) Occupancy ratios for triple net leased senior living communities are based upon operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended March 31, 2017 and 2016.  SNH has not independently verified tenant operating data.

During the quarter ended June 30, 2017, SNH prepaid approximately $297.2 million of secured debt encumbering 19 properties with a weighted average annual interest rate of 6.7%, plus an aggregate premium of approximately $5.4 million and accrued interest. SNH funded these prepayments with cash on hand and borrowings under its revolving credit facility.

Investment Activities:

In July 2017, SNH acquired one MOB (one building) located in Maryland with approximately 59,000 square feet for approximately $16.4 million, excluding closing costs.

Also in July 2017, SNH entered an agreement to acquire one MOB (one building) located in Minnesota with approximately 150,000 square feet for approximately $16.7 million, excluding costs. This acquisition is expected to close later in 2017.

During the quarter ended June 30, 2017, SNH invested approximately $14.8 million in improvements at its owned senior living communities that has generated or will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its owned MOBs and its owned and managed senior living communities that it expects may increase its operating revenue from those properties.

Conference Call:

On Thursday, August 3, 2017, at 10:00 a.m. Eastern Time, President and Chief Operating Officer, David Hegarty, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's second quarter 2017 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, August 10, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10110430.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week.  The transcription, recording and retransmission in any way of SNH’s second quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Second Quarter 2017 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO and Normalized FFO, and NOI and Cash Basis NOI and reconciliations of net income attributable to common shareholders and net income, respectively, determined in accordance with GAAP to these amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
THIS PRESS RELEASE DISCUSSES CERTAIN AMENDMENTS TO SNH’S REVOLVING CREDIT FACILITY AND $200 MILLION TERM LOAN: CONTINUED AVAILABILITY OF BORROWINGS UNDER SNH’S REVOLVING CREDIT FACILITY IS SUBJECT TO SNH’S SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT IT MAY BE UNABLE TO SATISFY; ACTUAL COSTS UNDER SNH’S REVOLVING CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH THE FACILITY; INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER SNH’S REVOLVING CREDIT FACILITY IS SUBJECT TO SNH’S OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR; SNH’S RIGHT TO EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY IS SUBJECT TO ITS PAYMENT OF A FEE AND MEETING OTHER CONDITIONS AND SUCH CONDITIONS MAY NOT BE MET; AND FUTURE CHANGES IN SNH’S CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES SNH PAYS ON ITS REVOLVING CREDIT FACILITY AND $200 MILLION TERM LOAN TO INCREASE.

•
THIS PRESS RELEASE INCLUDES A STATEMENT THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND MANAGED SENIOR LIVING COMMUNITIES MAY INCREASE OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT OPERATING REVENUE FROM THOSE PROPERTIES WILL INCREASE OR REMAIN AT CURRENT LEVELS OR THAT FUTURE INVESTMENTS IN SNH’S PROPERTIES WILL INCREASE OPERATING REVENUE FROM THOSE PROPERTIES. IN FACT, SNH’S REVENUES MAY DECLINE.

•
SNH HAS ENTERED AN AGREEMENT TO ACQUIRE AN MOB FOR APPROXIMATELY $16.7 MILLION, EXCLUDING CLOSING COSTS. THIS TRANSACTION IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Rental income	$166,647	$163,997	$333,090	$325,419
Residents fees and services	98,366	97,370	196,484	194,323
Total revenues	265,013	261,367	529,574	519,742

Expenses:
Property operating expenses	102,795	97,474	203,851	195,422
Depreciation and amortization	69,669	71,372	142,844	142,594
General and administrative	22,922	11,965	38,005	22,828
Acquisition and certain other transaction related costs	—	180	292	619
Impairment of assets	5,082	4,961	5,082	12,351
Total expenses	200,468	185,952	390,074	373,814

Operating income	64,545	75,415	139,500	145,928

Dividend income	659	789	1,319	789
Interest and other income	76	177	195	242
Interest expense	(40,800)	(41,118)	(84,289)	(80,399)
Loss on early extinguishment of debt	(7,353)	—	(7,353)	(6)
Income from continuing operations before income tax expense and equity in earnings of an investee	17,127	35,263	49,372	66,554
Income tax expense	(99)	(108)	(191)	(202)
Equity in earnings of an investee	374	17	502	94
Income before gain on sale of properties	17,402	35,172	49,683	66,446
Gain on sale of properties	—	4,061	—	4,061
Net income	17,402	39,233	49,683	70,507
Net income attributable to noncontrolling interest	(1,360)	—	(1,486)	—
Net income attributable to common shareholders	$16,042	$39,233	$48,197	$70,507

Weighted average common shares outstanding (basic)	237,399	237,325	237,395	237,320
Weighted average common shares outstanding (diluted)	237,445	237,363	237,433	237,349

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.07	$0.17	$0.20	$0.30

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FFO AND NORMALIZED FFO
(amounts in thousands, except per share data)
(unaudited)

Calculation of FFO and Normalized FFO (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income attributable to common shareholders	$16,042	$39,233	$48,197	$70,507
Depreciation and amortization expense	69,669	71,372	142,844	142,594
Noncontrolling interest's share of net FFO adjustments	(5,305)	—	(5,761)	—
Gain on sale of properties	—	(4,061)	—	(4,061)
Impairment of assets	5,082	4,961	5,082	12,351
FFO	85,488	111,505	190,362	221,391

Estimated business management incentive fees (2)	10,760	—	14,026	—
Acquisition and certain other transaction related costs	—	180	292	619
Loss on early extinguishment of debt	7,353	—	7,353	6
Normalized FFO	$103,601	$111,685	$212,033	$222,016

Weighted average common shares outstanding (basic)	237,399	237,325	237,395	237,320
Weighted average common shares outstanding (diluted)	237,445	237,363	237,433	237,349

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.07	$0.17	$0.20	$0.30
FFO	$0.36	$0.47	$0.80	$0.93
Normalized FFO	$0.44	$0.47	$0.89	$0.94
Distributions declared	$0.39	$0.39	$0.78	$0.78

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributable to common shareholders and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to common shareholders or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s Condensed Consolidated Statements of Income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$166,647	$163,997	$333,090	$325,419
Residents fees and services	98,366	97,370	196,484	194,323
Total revenues	265,013	261,367	529,574	519,742
Property operating expenses	(102,795)	(97,474)	(203,851)	(195,422)
Property net operating income (NOI):	162,218	163,893	325,723	324,320
Non-cash straight line rent adjustments	(3,435)	(4,745)	(6,865)	(9,306)
Lease value amortization	(1,320)	(1,303)	(2,610)	(2,558)
Lease termination fee amortization	—	—	—	(42)
Non-cash amortization included in property operating expenses(2)	(199)	(199)	(399)	(398)
Cash Basis NOI	$157,264	$157,646	$315,849	$312,016

Reconciliation of Net Income to Cash Basis NOI:
Net income	$17,402	$39,233	$49,683	$70,507
Gain on sale of properties	—	(4,061)	—	(4,061)
Income before gain on sale of properties	17,402	35,172	49,683	66,446

Equity in earnings of an investee	(374)	(17)	(502)	(94)
Income tax expense	99	108	191	202
Loss on early extinguishment of debt	7,353	—	7,353	6
Interest expense	40,800	41,118	84,289	80,399
Interest and other income	(76)	(177)	(195)	(242)
Dividend income	(659)	(789)	(1,319)	(789)
Operating income	64,545	75,415	139,500	145,928

Impairment of assets	5,082	4,961	5,082	12,351
Acquisition and certain other transaction related costs	—	180	292	619
General and administrative expense	22,922	11,965	38,005	22,828
Depreciation and amortization expense	69,669	71,372	142,844	142,594
Property NOI	162,218	163,893	325,723	324,320

Non-cash amortization included in property operating expenses(2)	(199)	(199)	(399)	(398)
Lease termination fee amortization	—	—	—	(42)
Lease value amortization	(1,320)	(1,303)	(2,610)	(2,558)
Non-cash straight line rent adjustments	(3,435)	(4,745)	(6,865)	(9,306)
Cash Basis NOI	$157,264	$157,646	$315,849	$312,016

(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SNH records those amounts as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, net income attributable to common shareholders or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity.  These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)        SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended June 30, 2017					For the Three Months Ended June 30, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$67,426	$98,366	$94,651	$4,570	$265,013	$66,441	$97,370	$92,978	$4,578	$261,367
Property operating expenses	—	(75,149)	(27,646)	—	(102,795)	(423)	(71,642)	(25,409)	—	(97,474)
Property net operating income (NOI)	$67,426	$23,217	$67,005	$4,570	$162,218	$66,018	$25,728	$67,569	$4,578	$163,893
NOI change	2.1%	(9.8)%	(0.8)%	(0.2)%	(1.0)%

Property NOI	$67,426	$23,217	$67,005	$4,570	$162,218	$66,018	$25,728	$67,569	$4,578	$163,893
Less:
Non-cash straight line rent adjustments	778	—	2,520	137	3,435	1,148	—	3,460	137	4,745
Lease value amortization	—	—	1,265	55	1,320	—	—	1,248	55	1,303
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$66,648	$23,217	$63,021	$4,378	$157,264	$64,870	$25,728	$62,662	$4,386	$157,646
Cash Basis NOI change	2.7%	(9.8)%	0.6%	(0.2)%	(0.2)%

Reconciliation of NOI to Same Property NOI:
Property NOI	$67,426	$23,217	$67,005	$4,570	$162,218	$66,018	$25,728	$67,569	$4,578	$163,893
Less:
NOI not included in same property	2,456	987	2,419	—	5,862	1,778	1,528	1,827	—	5,133

Same property NOI (4)	$64,970	$22,230	$64,586	$4,570	$156,356	$64,240	$24,200	$65,742	$4,578	$158,760
Same property NOI change	1.1%	(8.1)%	(1.8)%	(0.2)%	(1.5)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$64,970	$22,230	$64,586	$4,570	$156,356	$64,240	$24,200	$65,742	$4,578	$158,760
Less:
Non-cash straight line rent adjustments	778	—	2,215	137	3,130	1,119	—	3,344	137	4,600
Lease value amortization	—	—	1,268	55	1,323	—	—	1,166	55	1,221
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	197	—	197
Same property cash basis NOI (4)	$64,192	$22,230	$60,904	$4,378	$151,704	$63,121	$24,200	$61,035	$4,386	$152,742
Same property cash basis NOI change	1.7%	(8.1)%	(0.2)%	(0.2)%	(0.7)%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since April 1, 2016 and includes SNH's MOB (two buildings) that is subject to a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Six Months Ended June 30, 2017					For the Six Months Ended June 30, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$134,678	$196,484	$189,297	$9,115	$529,574	$131,749	$194,323	$184,559	$9,111	$519,742
Property operating expenses	—	(149,028)	(54,823)	—	(203,851)	(786)	(143,820)	(50,816)	—	(195,422)
Property net operating income (NOI)	$134,678	$47,456	$134,474	$9,115	$325,723	$130,963	$50,503	$133,743	$9,111	$324,320
NOI change	2.8%	(6.0)%	0.5%	—%	0.4%

Property NOI	$134,678	$47,456	$134,474	$9,115	$325,723	$130,963	$50,503	$133,743	$9,111	$324,320
Less:
Non-cash straight line rent adjustments	1,554	—	5,035	276	6,865	2,320	—	6,711	275	9,306
Lease value amortization	—	—	2,500	110	2,610	—	—	2,448	110	2,558
Lease termination fee amortization	—	—	—	—	—	—	—	42	—	42
Non-cash amortization included in property operating expenses (3)	—	—	399	—	399	—	—	398	—	398
Cash Basis NOI	$133,124	$47,456	$126,540	$8,729	$315,849	$128,643	$50,503	$124,144	$8,726	$312,016
Cash Basis NOI change	3.5%	(6.0)%	1.9%	—%	1.2%

Reconciliation of NOI to Same Property NOI:
Property NOI	$134,678	$47,456	$134,474	$9,115	$325,723	$130,963	$50,503	$133,743	$9,111	$324,320
Less:
NOI not included in same property	4,913	2,251	5,884	—	13,048	2,625	2,589	3,633	—	8,847

Same property NOI (4)	$129,765	$45,205	$128,590	$9,115	$312,675	$128,338	$47,914	$130,110	$9,111	$315,473
Same property NOI change	1.1%	(5.7)%	(1.2)%	—%	(0.9)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$129,765	$45,205	$128,590	$9,115	$312,675	$128,338	$47,914	$130,110	$9,111	$315,473
Less:
Non-cash straight line rent adjustments	1,554	—	4,378	276	6,208	2,224	—	6,602	275	9,101
Lease value amortization	—	—	2,428	110	2,538	—	—	2,185	110	2,295
Non-cash amortization included in property operating expenses (3)	—	—	399	—	399	—	—	393	—	393
Same property cash basis NOI (4)	$128,211	$45,205	$121,385	$8,729	$303,530	$126,114	$47,914	$120,930	$8,726	$303,684
Same property cash basis NOI change	1.7%	(5.7)%	0.4%	—%	(0.1)%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2016 and includes SNH's MOB (two buildings) that is subject to a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Real estate properties	$7,799,820	$7,730,523
Accumulated depreciation	(1,426,382)	(1,328,011)
	6,373,438	6,402,512

Cash and cash equivalents	27,160	31,749
Restricted cash	13,776	3,829
Acquired real estate leases and other intangible assets, net	476,494	514,446
Other assets, net	292,752	275,218
Total assets	$7,183,620	$7,227,754

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$434,000	$327,000
Unsecured term loans, net	547,434	547,058
Senior unsecured notes, net	1,724,210	1,722,758
Secured debt and capital leases, net	817,083	1,117,649
Accrued interest	17,486	18,471
Assumed real estate lease obligations, net	101,007	106,038
Other liabilities	201,621	189,375
Total liabilities	3,842,841	4,028,349

Total equity	3,340,779	3,199,405
Total liabilities and equity	$7,183,620	$7,227,754

(END)